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                     AMENDED AND RESTATED SERVICES AGREEMENT

           AMENDED AND RESTATED SERVICES AGREEMENT, dated as of October 31, 1998, by and among Barnes & Noble, Inc., a Delaware corporation having an office located at 122 Fifth Avenue, New York, New York 10011 ("B&N"), barnesandnoble.com llc, a Delaware limited liability company having an office located at 76 Ninth Avenue, 11th Floor, New York, New York 10011 (the "LLC"), and barnesandnoble.com inc. (formerly known as Barnes & Noble Online, Inc.) ("Online"), amending and restating that certain Services Agreement dated as of January 15, 1997 between B&N and Online (the "Prior Agreement").

                              W I T N E S S E T H:

           WHEREAS, B&N and Online have entered into the Prior Agreement;

           WHEREAS, Online is transferring substantially all of its assets and business to the LLC for a 100% membership interest in the LLC and will thereafter assign its interest in the LLC to an entity that will be entering into an Amended and Restated Limited Liability Company Agreement with BOL.US Online, Inc. (the "LLC Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the LLC Agreement); and

           WHEREAS, in connection therewith, B&N, the LLC and Online desire to amend and restate the Prior Agreement.

           NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

           1. Services. (a) During the term of this Agreement, B&N shall to the extent requested by the LLC, either directly or through one or more of its subsidiaries, provide the following services and benefits to the LLC:

                (i) Personnel. B&N's personnel department shall provide the LLC with substantially the same services that it provides to B&N, including, without limitation, hiring, termination, personnel transfer, and benefits administration and employee relations services.


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                (ii) Payroll. B&N's payroll department shall provide the LLC with substantially the same services that it provides to B&N, including, without limitation, processing payroll, preparing payroll tax returns, mailing payroll checks, participating in payroll related audits and preparing W-2 and 1099 forms.

                (iii) Insurance. B&N shall obtain for the LLC property, casualty (including general liability and workers' compensation), and crime and fiduciary insurance on an annual basis, and surety insurance on an as needed basis, provided that B&N shall be solely liable for workers' compensation claims of employees or former employees of Online incurred prior to the date hereof, and the discharge of such liability by B&N shall be considered a service rendered by B&N under this Section 1(a).

                (iv) Employee Benefits. Except as otherwise provided in the Formation Agreement, B&N shall provide all the LLC employees with benefits substantially similar to benefits provided by B&N to its employees, including without limitation medical, dental, life, travel accident and disability insurance, and pension and 401(k) benefits, provided, that B&N shall obtain for the LLC insurance (including, without limitation, stop-loss insurance for any benefits which are self-insured) with respect to medical, dental and disability benefits, and with respect to such other benefit as the LLC may request on an annual basis reasonably acceptable to the LLC (and, with respect to actions taken prior to the Closing Date, reasonably acceptable to USO). The actions taken by B&N pursuant to Section 5.9(b)(ii) and (iii) of the Formation Agreement, including without limitation the valuation of pension and deferred compensation assets and liabilities to be transferred to LLC employee benefit plans, shall not be considered a service rendered by B&N pursuant to this Section 1(a) except for third party costs.

                (v) General Corporate. B&N's tax department, traffic department, travel department and cash management department shall provide the LLC with substantially the same services that it provides to B&N.

                (vi) Order Fulfillment. From time to time as requested by the LLC, B&N's Distribution Center in Jamesburg, New Jersey shall provide fulfillment services with respect to orders placed by the LLC's customers, and B&N shall promptly notify the LLC if any fulfillment services requested cannot be provided for any reason. Fulfillment services consist of shipping and handling product. The LLC is responsible for providing B&N with the product which is to be fulfilled.


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                (vii) Telecommunications. B&N shall provide the LLC with access to B&N's telecommunications facilities.

                (viii) Miscellaneous. B&N shall provide to the LLC such other services and benefits as the parties hereto shall mutually agree from time to time.

           (b) The services and benefits referred to in Section 1(a) above shall be provided upon the same terms and conditions as they are provided to B&N and its employees. B&N shall not provide its employees or itself with any priority or preference with respect to such services or benefits.

           2. Payment. (a) Through June 30, 1999, in full consideration for the services referred to in Section 1(a) above, the LLC shall pay B&N, for each service referred to in Section 1(a) above, an amount equal to Direct Cost (as defined below) plus Incremental Expense (as defined below). B&N shall deliver invoices for services rendered to the LLC on a monthly basis and payment for such services shall be made by the LLC to B&N monthly, in arrears. "Direct Cost" means, with respect to each service provided pursuant to this Agreement, the direct out-of-pocket expenses paid or incurred to third parties in connection with providing such service, including, without limitation, shipping, handling, travel expenses, payments to third parties (including, without limitation, all professional fees), printing and postage. "Incremental Expense" means, with respect to each service provided pursuant to this Agreement, all expenses paid or incurred by B&N and its Affiliates in excess of the cost that would have been incurred in the absence of the performance of the service.

           (b) During the period between the date of this Agreement and June 30, 1999, B&N and the LLC shall discuss and mutually agree upon amounts to be paid commencing on July 1, 1999 by the LLC to B&N with respect to each service being provided by B&N to the LLC hereunder, which amounts shall include, without limitation, appropriate allocation of B&N overhead costs. In the event that by June 30, 1999, B&N and the LLC are unable to mutually agree on the amount to be paid by the LLC with respect to any service being provided by B&N pursuant to the term of this Agreement, then the obligation of B&N to perform such service pursuant to the terms of this Agreement shall terminate as of June 30, 1999.

           3. Inspection. The LLC and its agents and representatives, at the LLC's expense, shall have the right to examine the books and records of B&N that relate to the costs and expenses referred to in this Agreement, provided, however, that such examination may only be conducted during regular business hours and upon ten (10) days' prior written notice.


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           4. No Property Transferred. This Agreement solely relates to the provision of services. No tangible personal property of any party hereto shall be under the control or possession of, or transferred to, the other party as a result of this Agreement, except as expressly provided herein.

           5. No Agency. The parties hereto are independent contractors and nothing in this Agreement is intended to, nor shall it, create any agency, partnership or joint venture relationship between them. With respect to any third party, no party hereto, or any of its officers, directors, employees or agents, shall have the right or authority to bind or otherwise obligate the other party hereto in any way as a consequence of this Agreement.

           6. Termination. (a) The LLC may, in accordance with the provisions of
Section 4.7(a) of the LLC Agreement, terminate this Agreement on thirty (30) days' prior written notice to B&N with respect to any or all of the services and benefits referred to in Section 1(a), and on sixty (60) days' prior written notice to B&N with respect to the service and benefits referred to in Section 6 above.

                (b) With the exception of any rights under Section 1(a)(vi) of this Agreement, which shall only terminate in accordance with Section 6(c) below, B&N may terminate this Agreement: (i) on one hundred eighty (180) days' prior written notice to the LLC, with respect to any or all of the services and benefits referred to in Section 1(a) above; and (ii) immediately on written notice to the LLC in the event the LLC or its property becomes the subject as debtor of a bankruptcy or insolvency proceeding or otherwise is unable to pay its debts when due.

                (c) The services provided under Section 1(a)(vi) above shall terminate on the date that either B&N and its Affiliates or BAG and its Affiliates cease to own a Membership Interest of at least 10% of the outstanding Membership Interests, but may be terminated earlier as follows:

                       (i) the LLC may, in accordance with the provisions of
     Section 4.7(a) of the LLC Agreement, terminate this Agreement on thirty
     (30) days' prior written notice to B&N.

                       (ii) B&N may terminate this Agreement:

                       (A) within the sixty (60) day period following the one
                hundred and eightieth day (180) after a transfer pursuant to
                Section 7.3 of the LLC Agreement;


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                       (B) the LLC is in default of the terms of this Agreement
                and such default continues for more than thirty (30) days after written notice thereof to the LLC and BAG (as such term is defined in the LLC Agreement), provided that such default is not principally as a result of the action or inaction of the BN Managers;

                       (C) in the event that B&N or the LLC shall (A) apply for
                or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code of 1978, as amended, or (D) file a petition as a debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of its debts; or

                       (D) if a proceeding or case shall be commenced against
                any of B&N or the LLC, without such party's application or consent, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner or liquidator or the like of such party or of all or any substantial part of its property, or (C) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days.

           7. Miscellaneous. (a) This Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

                (b) This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. This Agreement supersedes, and amends in its entirety, the Prior Agreement. No


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provision of this Agreement may be waived or amended, except by a writing signed by B&N and the LLC.

                (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                (d) The failure of any party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

                (e) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

                (f) Any and all notices or other communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its address as set forth on page 1 hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this
Section 7(f). Such notices or other communications shall be deemed to have been given on the date of such delivery. Any party may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.


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                (g) This Agreement shall be binding upon and inure to the
benefit of each of the parties hereto and their respective successors and assigns, provided that the LLC may not assign any of its rights hereunder without the prior written consent of B&N.

                (h) The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                         BARNES & NOBLE, INC.

                                         By: /s/ Marie J. Toulantis
                                             ---------------------------------
                                             Name:  Marie J. Toulantis
                                             Title: Executive Vice
                                                    President of Finance

                                         barnesandnoble.com llc

                                         By: barnesandnoble.com inc.,
                                                 its managing member

                                             By: /s/ Marie J. Toulantis
                                                 -----------------------------
                                                 Name:  Marie J. Toulantis
                                                 Title: Executive Vice
                                                        President, Finance

                                         barnesandnoble.com inc.

                                         By: /s/ Marie J. Toulantis
                                             ---------------------------------
                                             Name:  Marie J. Toulantis
                                             Title: Executive Vice
                                                    President, Finance


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